Exhibit 10.1

RESOLUTE ENERGY CORPORATION

$125,000,000

8.50% Senior Notes due 2020

Purchase Agreement

May 9, 2017

BMO Capital Markets Corp.

As Representative of the

Initial Purchasers listed

in Schedule 1 hereto

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Resolute Energy Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $125,000,000 aggregate principal amount of its 8.50% Senior Notes due 2020 (the “Notes”). In the event that only one Initial Purchaser is listed in Schedule 1 hereto, any references to the “Initial Purchasers” shall be deemed to refer to the sole Initial Purchaser in the singular form listed in such Schedule 1.

The Securities (as defined below) are to be issued under the indenture (as amended or supplemented to the date hereof, the “Base Indenture”), dated as of April 25, 2012, among the Company, the Guarantors identified on Schedule 2 hereto (each a “Guarantor” and collectively, the “Guarantors”) and Delaware Trust Company (as successor to U.S. Bank, National Association), as trustee (the “Trustee”), and the supplemental indenture, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Notes will be unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) as to the payment of principal and interest by the Guarantors. The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date, among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company will agree to register the Securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to the terms and conditions therein specified.

The Company has previously issued $400,000,000 aggregate principal amount of 8.50% Senior Notes due 2020 (the “Existing Notes”) under the Base Indenture. The Notes constitute an offering of “Additional Notes” (as such term is defined in the Base Indenture) under the Base Indenture. Except as otherwise disclosed in the Disclosure Package and the Final Memorandum (each as defined below), the Notes will have terms identical to the Existing Notes and will be treated as a single class of securities for all purposes under the Indenture, except that the Notes will have separate CUSIP and ISIN numbers from that of the Existing Notes until they are registered pursuant to the Registration Rights Agreement.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act. The Company understands that the Initial Purchasers propose to offer the Securities in accordance with Rule 144A under the Securities Act to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

The Company intends to use the net proceeds of the offering of the Securities, together with borrowings under the Company’s Third Amended and Restated Credit Agreement, dated February 17, 2017, among the Company, as borrower, the guarantors party thereto, Bank of Montreal, as administrative agent, and other agents and lenders party thereto (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Facility”), to finance the acquisition of certain producing and undeveloped oil and gas properties in the Delaware Basin in Reeves County, Texas (the “Target Assets”) from CPX Exploration II, LLC and PetroCap CPX LLC (collectively, the “Sellers”).

In connection with the offering of the Securities, the Company has prepared a preliminary offering memorandum, dated May 9, 2017 (as amended or supplemented at the date thereof, including any and all exhibits thereto and the information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated May 9, 2017 (as amended or supplemented to the date of such amendment or supplement, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below) and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package and the Final Memorandum shall be deemed to refer to and include any information filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Disclosure Package”): the Preliminary Memorandum, as supplemented and amended by the written communications listed on Annex A hereto, including the pricing term sheet substantially in the form attached as Annex B hereto (the “Pricing Term Sheet”), which has been prepared for use in connection with the offering of the Securities.

1.Representations and Warranties of the Company and the Guarantors. The Company and each Guarantor represents and warrants to, and agrees with, each Initial Purchaser that:

(a)Preliminary Memorandum; Final Memorandum. The Preliminary Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, as of its date and at the Closing Date) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)Disclosure Package. The Disclosure Package, as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(c)Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form set forth in Annex B hereto, which constitute part of the Disclosure Package, (iv) each electronic “road show” (as defined in Rule 433(h) under the Securities Act) and (v) any other written communications approved in writing in advance by the Representative. Each such Issuer Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(d)No Integration. None of the Company, its affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(e)No General Solicitation. None of the Company, its affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Securities or (ii) with respect to Securities sold outside the United States to non-U.S. persons (within the meaning of Regulation S of the Securities Act), engaged in any directed selling efforts (within the meaning of Regulation S of the Securities Act) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S of the Securities Act.

(f)144A Eligibility. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(g)No Registration. No registration under the Securities Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(h)Investment Company Act. None of the Company or any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.

(i)No Solicitation of Purchases. None of the Company or any of the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Purchase Agreement (this “Agreement”)).

(j)No Stabilization. None of the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)Organization and Good Standing. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification.

(l)Capital Stock. All the outstanding shares of capital stock or membership interests, as the case may be, of the Company and each subsidiary have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, (i) all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance and (ii) there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(m)Legal Proceedings. The statements under the heading Part I, Item 3 “Legal Proceedings” in the Company’s Annual Report for the year ended December 31, 2016 incorporated by reference in the Disclosure Package and the Final Memorandum fairly summarize the matters therein described in all material respects.

(n)Due Authorization; Execution and Delivery. Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Supplemental Indenture, the Registration Rights Agreement, the Notes and the Guarantees (collectively, the “Transaction Documents”) and to perform its obligations under the Base Indenture. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; the Base Indenture has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (collectively, “Enforceability Exceptions”)); the Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, assuming the due authorization, execution and delivery by each of the Initial Purchasers, when executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will constitute a legal, valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject to the Enforceability Exceptions); the Supplemental Indenture has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, the Supplemental Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to the Enforceability Exceptions); and the Notes and the Guarantees have been duly authorized, and, when the Notes are issued and authenticated in accordance with the provisions of the Indenture and the Securities are delivered to and paid for by the Initial Purchasers, the Securities will constitute the legal, valid and binding obligations of the Company and each Guarantor, as applicable, entitled to the benefits of the Indenture (subject to the Enforceability Exceptions).

(o)No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Securities Act and the Trust Indenture Act of 1939, as amended.

(p)No Conflicts. None of the issuance and sale of the Securities by the Company and the Guarantors, the execution and delivery of this Agreement and the other Transaction Documents or the performance of the obligations hereunder or thereunder or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of (ii) and (iii) for breaches or violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(q)Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the financial data set forth under the caption “Summary Selected Consolidated Financial Information and Other Data” in the Disclosure Package and the Final Memorandum fairly present in all material respects, on the basis stated in the Disclosure Package and the Final Memorandum, the information included or incorporated by reference therein; to the knowledge of the Company, the historical financial statements relating to the Target Assets included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the revenue and direct operating expenses associated with such assets at the dates and for the periods indicated, and in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum; the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form with the accounting requirements of Regulation S-X applicable to offerings registered under the Securities Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(r)No Legal Matters. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement and the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(s)No Violation or Default. Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except in the case of (ii) and (iii), for such violations as would not reasonably be expected to have a Material Adverse Effect.

(t)Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company, as required by the Exchange Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board. To the knowledge of the Company, KPMG LLP, who have certified certain financial statements relating to the Target Assets and delivered their report with respect to such financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to each of the Sellers.

(u)No Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(v)Taxes. The Company and each of its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine, interest or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine, interest or penalty that is currently being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(w)No Labor Disputes. No collective labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is threatened or imminent, and neither the Company nor any of its subsidiaries is aware of any existing or imminent collective labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x)No Restrictions on Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except under each of the Credit Facility and the Indenture and except as described in or contemplated in the Disclosure Package and the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(y)Insurance. Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z)Licenses and Permits. The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and except for future permits and approvals expected to be obtained in the ordinary course in connection with the future development of the Company’s properties.

(aa)Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(bb)Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(cc)Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice from any person of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (including in the risk factors set forth therein and exclusive of any amendment or supplement thereto).

(dd)Compliance with ERISA. (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established , maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”) is so qualified; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan or welfare plan, excluding transactions effected pursuant to a statutory or administrative exemption; (v) each pension plan and welfare plan established, maintained, sponsored or contributed to by the Company and/or one or more of its subsidiaries is in compliance in all material respects with applicable law; (vi) none of the Company, any of its subsidiaries, nor any member of any of their respective “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) have at any time in the last six years sponsored, maintained, contributed to, or been obligated to sponsor, maintain or contribute to, or have any liability, actual or contingent, with respect to any pension plan subject to Title IV of ERISA; and (vii) neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ee)Material Subsidiaries. The subsidiaries listed on Annex C attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(ff)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(gg)Compliance with Sanctions. None of the Company nor any of its subsidiaries, directors or officers or to the knowledge of the Company, or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”)), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that currently is the subject  or target of Sanctions that prohibit dealings with that country or territory (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that currently is the subject or target of Sanctions or is located, organized or resident in a Sanctioned Country or (ii) in any other manner that will result in a violation of Sanctions.

(hh)No Unlawful Payments. The Company and its subsidiaries do not currently have any operations, or conduct any business, outside of the United States; and neither the Company nor any of its subsidiaries, directors or officers or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(ii)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and the Company’s directors or officers, in their capacities as such, to materially comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)Tax Disclosure. To the knowledge of the Company and its subsidiaries, the statements in the Disclosure Package and the Final Memorandum under the heading “Material United States Federal Income Tax Considerations”, insofar as they purport to constitute summaries of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects, subject to the qualifications and assumptions stated therein.

(kk)Independent Engineer. Netherland, Sewell & Associates, Inc. who have delivered their report with respect to substantially all of the Company’s oil and natural gas reserves at December 31, 2016, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(ll)Reserves Estimates. The information underlying the estimates of reserves of the Company and the reserves associated with the Target Assets included in the Disclosure Package and the Final Memorandum, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices for companies of comparable size; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies, CO2 or personnel, the timing of third party operations, issues relating to gathering, processing, refining or transportation and other than as described in the Disclosure Package and the Final Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Final Memorandum; estimates of such reserves and present values as described in the Disclosure Package and the Final Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(mm)Real and Personal Properties. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company and its subsidiaries have valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s proved reserves described in the Disclosure Package and the Final Memorandum and good and marketable title to all other real property and to all personal property described in the Disclosure Package and the Final Memorandum as being owned by them, in each case free and clear of all liens, encumbrances and defects, except as (i) disclosed or contemplated in the Disclosure Package and the Final Memorandum or (ii) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(nn)Related Parties. No material relationship, direct or indirect, exists between or among the Company or any Guarantor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor, on the other hand, that is not described in the Disclosure Package and the Final Memorandum.

(oo)Statistical and Market Data. Nothing has come to the attention of the Company or its subsidiaries that has caused the Company or the Guarantors to believe that the statistical and market-related data included in the Disclosure Package and the Final Memorandum and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)No Material Adverse Change. Since the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(qq)Margin Rules.  Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company and the Guarantors as described in each of the Disclosure Package and the Final Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Any certificate signed by any officer of the Company or the Guarantors, as the case may be, and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantors, as to matters covered thereby, to each Initial Purchaser.

2.Purchase and Sale. Subject to the terms, conditions, representations, warranties and agreements set forth herein, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 101.5% of the principal amount thereof, plus accrued interest and amortization of original issue discount, if any, from and including May 1, 2017 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto.

3.Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on May 12, 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company, Euroclear System and Clearstream Banking S.A. unless the Representative shall otherwise instruct.

4.Offering by the Initial Purchasers. (a) The Company and the Guarantors understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Disclosure Package. Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or
(B)	in accordance with Rule 903 of Regulation S under the Securities Act;

(ii)neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in the United States;

(iii)in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Securities Act;

(iv)neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the Securities;

(v)it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act);

(vi)it has complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x)In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Initial Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(B)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representative for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in this Section 4, and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser, in each case in accordance with applicable law.

5.Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors covenants and agrees with each Initial Purchaser that:

(a)Delivery of Copies. The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(f) below, as many copies of the materials contained in the Disclosure Package, any Issuer Written Communication and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)Pricing Term Sheet. The Company will prepare a pricing term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Annex B hereto.

(c)Amendments or Supplements. The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure

Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d)Issuer Written Communications. Without the prior written consent of the Representative, the Company will not give to any prospective purchaser of the Securities any Issuer Written Communication other than materials prepared by or with the prior written consent of the Representative.

(e)Ongoing Compliance of the Disclosure Package and the Final Memorandum. If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or as a result of which it would be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(f)Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds.”

(h)No Stabilization. None of the Company or any Guarantor will take, directly or indirectly, any action designed to stabilize or manipulate, or that reasonably would be expected to cause or result in the stabilization or manipulation of, the price of any security of the Company or any Guarantor in connection with the offering of the Securities.

(i)Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)No Resales by the Company. The Company will not, and will not permit any of its affiliates to, resell any Securities that have been acquired by any of them.

(k)No Integration. None of the Company, its affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(l)Compliance with Regulation S. None of the Company, its affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S under the Securities Act.

(m)No General Solicitation. None of the Company, its affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

(n)DTC Eligibility. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, Euroclear System and Clearsteam Banking S.A.

(o)Legends. Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(p)Clear Market. The Company will not for a period of 60 days following the Time of Sale, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(q)Sarbanes-Oxley Act. The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes Oxley Act.

6.Conditions to the Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct at the Time of Sale and on and as of the Closing Date (or, to the extent any such representation or warranty was given as a particular date, as of such particular date); and the statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date (or, to the extent any such statement was made as a particular date, as of such particular date).

(b)No Downgrade. Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c)No Material Adverse Change. Subsequent to the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters delivered pursuant to Section 6(d); (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which in any case referred to in clause (i) or (ii) above, is in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)(i) Accounting Comfort Letters for Company. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Disclosure Package and the Final Memorandum; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(ii)Accounting Comfort Letters for Target Assets. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Sellers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information relating to the Target Assets contained or incorporated by reference in the Disclosure Package and the Final Memorandum; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(e)Reserves Comfort Letters for Company. On the date of this Agreement and on the Closing Date, Netherland, Sewell & Associates, Inc. shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering certain matters relating to information about the reserves of the Company and its subsidiaries contained in the Disclosure Package, any Issuer Written Communication (other than any electronic road show) and the Final Memorandum and any amendments or supplements to any of the foregoing.

(f)Opinion of Counsel for the Company. Arnold & Porter Kaye Scholer LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion letter and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in the form set forth in Exhibit A hereto.

(g)Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date, an opinion letter and a 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i)Good Standing. The Representative shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request at least five business days prior to the Closing Date, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)[Reserved]

(k)Officers’ Certificate. The Company and each Guarantor shall have furnished to the Representative a certificate, signed by the Company’s and each Guarantors’ (x)  Chief Executive Officer or the President and (y)  principal financial or accounting officer, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (or, to the extent any such representation or warranty was given as a particular date, as of such particular date), and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their parts to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(l)Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(m)Supplemental Indenture and the Notes. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)DTC Eligibility. The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(o)Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.Indemnification and Contribution.

(a)Indemnification of the Initial Purchasers. The Company and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, and each of their respective directors, partners, officers, employees, affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package, the Final Memorandum, any Issuer Written Communication or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.

(b)Indemnification of the Company. Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, each of their respective officers, and each person, if any, who controls the Company or the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum or any Issuer Written Communication (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that the third, eighth and ninth paragraphs under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c)Notice and Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) of this Section 7 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 7. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible under this Section 7 for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company or the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or the Guarantors within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

8.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities on the Closing Date, if at any time prior to such time (i) trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities on the Closing Date as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

10.Defaulting Initial Purchaser.

If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this

Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

11.Payment of Expenses.

(a)The Company and the Guarantors agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Securities to be sold by the Company and the Guarantors and any stamp duties, transfer or other taxes payable in that connection; (ii) the preparation and printing of the Preliminary Memoranda, the Final Memorandum, any Issuer Written Communication, and any amendment or supplement thereto; (iii) the distribution of the Preliminary Memoranda, the Final Memorandum, any Issuer Written Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, any supplemental agreement among Initial Purchasers, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (v) the qualification of the Securities under state securities laws and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Initial Purchasers); (vi) the investor presentations, any pre-marketing activities or any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, reasonable expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the Initial Purchasers and the cost of any aircraft chartered in connection with the road show; (vii) the fees and expenses of the Company’s accountants, the fees and expenses of counsel for the Company and the fees and expenses of counsel for the Initial Purchasers; (viii) the fees and expenses of the Trustee; and (ix) all other costs and expenses incident to the performance of the obligations of the Company pursuant to this Agreement. Except as provided in this Section 11, the Initial Purchasers shall pay their own costs and expenses (excluding the fees and expenses of their counsel), any transfer taxes on resale of the Securities by them and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

13.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or its or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 11 hereof shall survive the termination or cancellation of this Agreement.

14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and the Guarantors and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantors agree that they are solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantors on related or other matters). The Company and the Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

16.Miscellaneous.

(a)Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by BMO Capital Markets Corp. on behalf of the Initial Purchasers, and any such action taken by BMO Capital Markets Corp. shall be binding upon the Initial Purchasers.

(b)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: General Counsel, or by facsimile transmission to (212) 702-1205. Notices to the Company shall be delivered or sent by mail to 1700 Lincoln Street, Suite 2800, Denver, Colorado 80203, Attention: Legal Department, or by facsimile transmission to (303) 623-3628, in any case with a copy to Arnold & Porter Kaye Scholer LLP, 370 Seventeenth Street, Suite 4400, Denver, Colorado 80202, Attention: Ronald R. Levine II.

(c)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)Waiver of Jury Trial. The Company and the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

RESOLUTE ENERGY CORPORATION

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

RESOLUTE NATURAL RESOURCES COMPANY, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

WYNR, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

BWNR, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

RESOLUTE WYOMING, INC.

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

HICKS ACQUISITION COMPANY I, INC.

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

RESOLUTE ANETH, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

RESOLUTE NORTHERN ROCKIES, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

By:	/s/ Theodore Gazulis
Name: Theodore Gazulis,
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: BMO Capital Markets Corp.

By:	/s/ Thomas Dale
Name: Thomas Dale
Title: Managing Director

For itself and the other several Initial Purchasers named in Schedule 1 to the foregoing Agreement.

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchasers

Initial Purchasers	Principal Amount of Securities to be Purchased

BMO Capital Markets Corp.	$ 112,500,000
Goldman Sachs & Co. LLC	12,500,000

Total	$ 125,000,000

SCHEDULE 2

Guarantors

Resolute Natural Resources Company, LLC

WYNR, LLC

BWNR, LLC

Resolute Wyoming, Inc.

Hicks Acquisition Company I, Inc.

Resolute Aneth, LLC

Resolute Northern Rockies, LLC

Resolute Natural Resources Southwest, LLC

Annex A

Written Communication

Pricing Term Sheet

Annex B

Pricing Term Sheet

Pricing Term Sheet, dated May 9, 2017
to Preliminary Offering Memorandum, dated May 9, 2017
Strictly Confidential

Resolute Energy Corporation

This pricing term sheet is qualified in its entirety by reference to Resolute Energy Corporation’s Preliminary Offering Memorandum dated May 9, 2017 (the “Preliminary Offering Memorandum”).The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

$125,000,000 – 8.50% Senior Notes due 2020

Issuer:	Resolute Energy Corporation
Security Description:	$125,000,000 aggregate principal amount of 8.50% Senior Notes due 2020 (the “Notes”) issued pursuant to the indenture, dated as of April 25, 2012
Guarantors:	On the issue date, the Notes will be guaranteed on a senior unsecured basis by all subsidiaries of the Issuer that guarantee the existing 8.50% notes.
Distribution:	Rule 144A and Regulation S with registration rights
Gross Proceeds:	$127,031,250
Coupon:	8.50%
Maturity:	May 1, 2020
Issue Price:

101.625% of face amount, plus accrued and unpaid interest from and including May 1, 2017. Accrued interest on the Notes must be paid by the purchasers of the Notes from and including May 1, 2017, to the date of the issuance of the Notes.

Yield to Maturity:	7.874%
Spread to Benchmark Treasury:	+630 basis points
Benchmark Treasury:	UST 3.500% due May 15, 2020

Interest Payment Dates:	May 1 and November 1, commencing November 1, 2017
Interest Record Dates:	April 15 and October 15
Optional Redemption:	On or after:Price
May 1, 2017102.125% May 1, 2018 and thereafter 100.000% in each case, plus accrued and unpaid interest
Change of Control:	Putable at 101% of principal amount, plus accrued and unpaid interest
Trade Date:	May 9, 2017
Settlement Date:	May 12, 2017 (T+3)
CUSIP:	144A: 76116A AD0 Reg S: U76174 AD0
ISIN:

144A: US76116AAD00
Reg S: USU76174AD08

On the issue date, the Notes will have different CUSIP and ISIN numbers from the existing 8.50% notes. Upon the consummation of the exchange offer as described in the Preliminary Offering Memorandum, the CUSIP and ISIN numbers for the Notes will be automatically merged with the CUSIP and ISIN numbers for the existing 8.50% notes, at which point we expect that the Notes will be fungible with the existing 8.50% notes.

Denominations/Multiple:	$2,000 and integral multiples of $1,000 in excess thereof
Ratings*:	Caa1 / B- / B+ (Moody’s / S&P / Fitch)
Joint Book-Running Managers:	BMO Capital Markets Corp. Goldman Sachs & Co. LLC

________________

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these Notes or the offering.  Please refer to the Preliminary Offering Memorandum for a complete description.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The offer and sale of the Notes is being made, and this communication is being distributed, in the United States solely to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.  The offer and sale of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. The Notes may not be offered or sold, except as described above, within the United States or to U.S. persons.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another communication system.

Annex C

Significant Subsidiaries

Resolute Natural Resources Company, LLC

WYNR, LLC

BWNR, LLC

Resolute Wyoming, Inc.

Hicks Acquisition Company I, Inc.

Resolute Aneth, LLC

Resolute Northern Rockies, LLC

Resolute Natural Resources Southwest, LLC